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                                                                      EXHIBIT 23


G. BRAD BECKSTEAD
-----------------
CERTIFIED PUBLIC ACCOUNTANT

                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)



December 26, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of December 26, 2001, on the Financial Statements of Keystone Ventures, Inc. for the years ended September 30, 2001 and 2000, and the period March 10, 1999 (inception) to September 30, 2001, in its Form 10KSB filing which is to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. BRAD BECKSTEAD

G. Brad Beckstead, CPA